Badger Paper Mills, Inc. to Shutdown Fourdrinier Paper Machine

Contacts:	Badger Paper Mills, Inc. Paul Bouthilet 715-582-5203

Peshtigo, WI – June 3, 2005 — Badger Paper Mills, Inc. (Nasdaq SmallCap: BPMI), one of the nation’s leaders in the manufacture of flexible packaging and specialty papers, today announced that it will indefinitely shutdown its uncoated freesheet Fourdrinier paper machine and associated equipment. This decision will result in the loss of approximately 100 jobs.

Badger will continue to operate its specialty Yankee paper machine and associated equipment located at its Peshtigo facility as well as its flexible packaging operation located at its Oconto Falls facility.

The decision will affect approximately 70 members of the USW union, formerly PACE, and the GCC union, and approximately 30 salaried employees.

This press release includes one or more “forward-looking statements” that may state Badger or management’s intentions, hopes, beliefs, expectations or predictions for the future. The statements in this press release containing words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. In making such forward-looking statements, Badger undertakes no obligation to publicly update or revise any such statements.

Forward-looking statements of Badger are based on information available to Badger as of the date of such statements and reflect Badger’s expectations as of such date, but are subject to risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. Please see Badger’s periodic reports filed with the Securities and Exchange Commission (including its Annual Report on Form 10-K for the year ended December 31, 2004) for a listing of certain factors that could cause actual results to differ materially from those contained in forward-looking statements.